Exhibit 3.53

CERTIFICATE OF FORMATION

OF

STELLAR PROPANE SERVICE, LLC

This Certificate of Formation is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company under the Act.

1. Name. The name of the limited liability company is “Stellar Propane Service, LLC” (the “Company”).

2. Registered Office; Registered Agent. The address of the registered office of the Company required to be maintained by Section 18-104 of the Act is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, DE 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on December 13, 2004.

/s/ Nathan Roth
Nathan Roth
Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 03:11 PM 12/13/2004

FILED 03:11 PM 12/13/2004

SRV 040899118 – 3881149 FILE